COMMERCIAL SPACE SUB-LEASE

                    THIS SUB-LEASE MADE AND EXECUTED THIS __________ day of, 2007 by and between YMI JEANSWEAR, INC. a California corporation (hereinafter "Over-Tenant") and PAN GLOBAL BRANDS, INC. a Delaware Corporation (hereinafter "Under-Tenant").

                     The parties agree and acknowledge as follows:

1.	INFORMATION REGARDING OVER-LEASE.

                     Over-Tenant is the sub-lessee of all of the 27th floor at 530 7th Avenue, New York, N. Y. (hereinafter "Property") pursuant to a sub-lease dated August 8, 2007 (hereinafter "Over-Lease"), between Over-Tenant and Michael Kors, LLC (hereinafter "Over-Landlord"). Over-Landlord rented the Property pursuant to a lease dated June 7, 2001 (hereinafter "Primary Lease") between Over-Landlord and G&S Realty 1, LLC (hereinafter "Primary Landlord"). Applicable portions of the Over-Lease are attached hereto, marked Exhibit "A" and are a material part of this sublease agreement (hereinafter "Agreement").

2.	SUBJECT, PURPOSE AND TERM.

                     Over-Tenant hereby leases to Under-Tenant, and UnderTenant hereby rents and hires from Over-Tenant, 1337 square feet of the Property, as more fully described on the floor plan:-attached hereto, marked Exhibit "B" and incorporated herein by reference (hereinafter "Premises"). The Premises shall be used as a show room and for no other purpose. The term of this ~ Agreement shall commencing on the 1st day of December, 2007, and continue until July 31, 2011 (hereinafter "Term").

3.	SUBORDINATION TO OVER-LEASE AND PRIMARY LEASE.

                    The terms of this Agreement are and shall be subject and subordinate to all of the terms and conditions set forth in both the Over-Lease and agreements or terms to which the Over-Lease is subj ect with regards to the Primary Lease. Under-Tenant acknowledges that it is familiar with the applicable portions of both the Primary Lease and the Over-Lease and will not violate them in any way.

4.	RENT.

                    4.1 Under-Tenant shall pay, as and for rent for the leased Premises from December 1, 2007 (hereinafter "Commencement Date") through November 30, 2008 (hereinafter "First Year"), the total sum of Seventy Three Thousand Five Hundred Thirty Five Dollars ($73,535.00) ,/which equals Six Thousand One Hundred per month, Seventy Nine Dollars and Ninety Two Cents ($ 6,179.92 ) payable on the first day of each month (hereinafter "Base Rent"). In the event any Base Rent payment is not made by the 10th of the month, Over-Tenant shall have the right to charge Under-Tenant an amount equal to six percent (6%) of the otherwise then due monthly rental payment.

                    4.2 In addition to the Base Rent, Under-Tenant shall pay its proportional share of real property taxes (hereinafter "Property Taxes") ~ttributable to the Property, based on the square footage of the Premises in relationship to the square footage of the Property, on a "pass through basis" (i. e. when Property Taxes are assessed against the Over-Tenant, the Over-Tenant shall inform the Under-Tenant of the amount due and the bases of the calculation of said amount, which shall be paid by Under-Tenant wi thin five (5) business days of receipt of said notice. The base period for Property Taxes shall be the 2007/2008 tax period.

                    4.3 In addition to the Base Rent and the Property Taxes, when due, Under-Tenant shall pay to Over-Tenant, on.a monthly basis, a sum equal to Three Dollars ($3.00) per sq. ft. (i. e. $334.25 per month), as and for electric power to the Premises ("hereinafter "Electric Payment"). The Electric Payment shall be due on and payable no later than the tenth day (10th) of each month of the Term of this Agreement.

                   4.4 On each anniversary of the Commencement Date, the Base Rent shall be increased by and amount equal to three . percent (3%) over the Base Rent for the previous year, which will~ New Base Rent under this Agreement (i.e. during the second year of the Term of this Agreement, the New Base Rent shall be the Base Rent for the First Year plus 3% of that amount, and so on in each succeeding year or portion thereof during the Term) .

5.	SECURITY DEPOSIT.

                    5.1 Under-Tenant shall pay, at the commencement date of this Agreement, a sum equal to three (3) months of the Base Rent (i.e. $18,383.75), as and for a security deposit (hereinafter "Security Deposit"), in order to insure full performance by Under-Tenant of its obligations to Over-Tenant under this Agreement. If Under-Tenant defaults in any of its financial obligations under this Agreement, Over-Tenant may immediately and without further notice to Under-Tenant, use or apply all or any part of the Security Deposit to pay any rent or other financial obligation of Under-Tenant which is delinquent. Upon notice to Under-Tenant by Over-Tenant, Under-Tenant shall immediately deliver to Over-Tenant additional funds so as to restore the Security Deposit to equal three (3) months of base Rent.

                    5.2 Within fifteen (15) days of each anniversary of the Commencement Date, Under-Tenant shall pay to Over-Tenant an amount equal to three percent (3%) of the New Base Rent which shall be added to the Security Deposit in order that the Securi ty Deposit be maintained as a sum equal to three (3) months of rental payments under this Agreement.

6.	ENCUMBERING LEASE.

                    Under-Tenant agrees not mortgage, assign or sublet the Premises or any part thereof without the written consent of Over-Tenant. Any transfer or assignment of this Agreement by operation of law, without the written consent of Over-Tenant, will render this Agreement voidable at the option of Over-Tenant.

7.	HOLDING OVER.

                    At the end of the Term, as provided for hereinabove, should Under-Tenant continue to hold possession of the Premises, the rental payments per month during such holdover periods shall be a sum equal to one hundred fifty percent (150%) of the amount of the New Base Rent for the month immediately preceding the first month of the holdover period.

8.	DEFAULT.

                    All of the terms in the Over-Lease regarding a defaul t and/or breach by Over-Tenant of the Over-Lease shall equally apply to Under-Tenant pursuant to this Agreement.

9.	ALTERATIONS.

                    All of the terms in the Over-Lease regarding any alterations to the Premises by Over-Tenant of the Over-Lease shall equally apply to Under-Tenant pursuant to this Agreement.

10.	INSURANCE AND INDEMNIFICATION.

                    All of the terms in the Over-Lease regarding insurance requirements and indemnification by Over-Tenant in the Over-Lease shall equally apply to Under-Tenant pursuant to this Agreement.

11.	REENTRY.

                    Over-Tenant reserves, and shall at any and all times have the right, to enter the leased Premises or alter or repair the Property, of which the leased Premises are a part, or add thereto, without abatement for rent, if required by the City of New York, and may, for that purpose, erect scaffolding and all other necessary structures, and Under-Tenant shall not be entitled to claim or be allowed, or be paid, any damages of inj ury or inconvenience occasioned thereby.

12.	CONSENT OF OVER-LANDLORD.

                    Under-Tenant acknowledges that it has received a copy of a consent by the Over-Landlord for the sub-lease of the Premises.

13.	ATTORNEY'S FEES.

                    In case Over-Tenant prevails in any suit under this Lease, there shall be allowed to Over-Tenant, to be included in any judgment recovered, reasonable attorney's fees to be fixed by the Court.

14.	NOTICES.

                    All notice required by any part under this Agreement shall be in writing and shall be deemed delivered wi thin two (2) days of mailing, unless service in person or by personal deli very or overnight deli very. All notices required hereunder shall be served on the other party at such address as is furnished by each party to the other, from time to time, during the Term.

15.	REPRESENTATION OF OVER-TENANT.

                    Under-Tenant acknowledges that Over-Tenant has made no representations or warranties about the Premises and that UnderTenant is taking the Premises in an "AS IS" condition. Over-Tenant shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises, or any portion thereof, for Under-Tenant' s occupancy, except as specifically provided for herein or by addendum to this Agreement signed by both Over-Tenant and Under-Tenant.

16.	EXCLUSIVE DEALINGS WITH OVER-TENANT.

                    Under-Tenant acknowledges that it has no authority or right to contact or make any agreements with either the Over-Landlord or the Primary Landlord about the Premises or the Over-Lease. Under-Tenant may not pay any rental payments or other payments due under this Agreement directly to either the Over-Landlord or the Primary Landlord and all such dealings and/or payments must be made with and/or to the Over-Tenant.

17.	GUARANTEE.

                    Under-Tenant acknowledges that the obligations of Under-Tenant pursuant to this Agreement should be subj ect to a personal guaranty. However, in lieu of said personal guaranty by one or more individuals acceptable to Over-Tenant, Under-Tenant shall deposit with Over-Tenant a sum equal to four (4) months of rental payments (i.e. $ $24,719.68 which is $6,179.92 x 4) (hereinafter "Guaranty Deposit"). The Guaranty Deposit will be paid over to the Over-Tenant by the Under-Tenant at the same time that the Security Deposit is paid by the Under-Tenant to the Over-Tenant.

YMI\PAN GLOBAL. sub-lease

18.	MISCELLANEOUS PROVISIONS.

                    18.1 This Agreement constitutes the entire agreement and understanding of the parties, with respect to the subject matter hereof and supersedes all prior agreements or understandings. This Agreement may not be modified, changed or al tered, in any way, except by an instrument in writing signed by the party sought to be charged.

                   18.2 This Agreement is deemed made and is to be construed and interpreted under the laws of the State of New York. If any part of this Agreement shall be deemed invalid or unenforceable, it shall not affect the validity of the balance of this Agreement.

                   18.3 No waiver of performance of the any of the terms, provisions or conditions of this Agreement shall consti tute a waiver of performance of any other term, provision or condition of this Agreement, whether past, present or future.

                    18.4 Time is of the essence.

                    18.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one in the same instrument.

                   18.6 The captions, if any, appearing at the commencement of the paragraphs hereinabove are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of the document.

                    18.7 The parties hereto, by executing this Agreement agree and acknowledge that they have entered into this Agreement of their own free will, without duress or pressure, and have been advised of and availed themselves of legal representation in the preparation and execution of this Agreement and aware of and consent to the terms contained herein.

                   18.8 In the event there is a breach of this Agreement and legal action must be instituted to enforce and of the provisions of this Agreement, the prevailing party in such legal action shall be entitled to reasonable attorneys fees as determined by a court of competent jurisdiction.

IN WITNESS WHEREOF, this Agreement is executed on the date first hereinabove written.

YMI JEANSWEAR, INC. a California
Corporation
("Over-Tenant" )

By:
An Authorized Signer

AGREED AND ACCEPTED:

PAN GLOBAL BRANDS, INC.
A Delaware Corporation
( " Under-Tenant" )

By:
An Authorized Signer